BLACKROCK PETROLEUM CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: BRPC- OTCBB

News Release

OPERATOR PUTS MORGAN HIGHPOINT # 3 “DISCOVERY” WELL ON PRODUCTION & ENCOUNTERS HYDROCARBONS AT HIGHPOINT #4 “TEST” WELL

March 31, 2008

Las Vegas, Nevada - Blackrock Petroleum Corp. (OTCBB: BRPC) (the “Company”) as to a 30% earned interest, and its JV Partners; Austin Developments Corp. - TSX-V "AUL", as to a 30% earned interest, Montello Resources Ltd. - TSX-V "MEO", as to a 35% earned interest, and Park Place Energy Corp. - OTCBB "PRPL", as to a 5% earned interest, are pleased to announce that they have completed the drilling, logging, and evaluation of the Morgan Highpoint # 3 “Discovery” Well.

In excess of 250 barrels of light gravity oil flowed to surface during an eight-hour production test on the Morgan Highpoint # 3 “Discovery” Well with an associated high gas/oil ratio. These results led to the decision to place the well on production.

Production optimization levels will be determined once additional storage facilities and oil transportation arrangements are in place.

After encountering hydrocarbons during drilling operations on the Morgan Highpoint # 4 Test Well, the operator, Montello Resources Ltd., is now evaluating results prior to preparing the completion program.

The Company is extremely encouraged by results to date at Highpoint.

On behalf of the Board of Directors,

Blackrock Petroleum Corp.

Hsien Loong Wong
President and Director

For more information contact:
Investor Relations
Tel: 1-866-446-1869

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Blackrock Petroleum Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Blackrock Petroleum Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Blackrock Petroleum Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.